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                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the use in this Annual Report on Form 10-KSB/A with respect to American Diversified Group, Inc. for this fiscal year ended December 31, 1995, of our report dated July 16, 1996 accompanying the consolidated financial statements which are contained in the foregoing Annual Report, and to use our name and the statements with respect to us, as they appear in the Annual Report.




GRANT-SCHWARTZ ASSOCIATES, CPA'S

Boca Raton, FL
May 1, 1997